UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2012

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road, Suite 210		19312
Berwyn, Pennsylvania		(Zip Code)
(Address of principal executive offices)

(610) 251-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 20, 2012 the Board of Directors (the “Board”) of Triumph Group, Inc. (the “Company”), adopted and approved, effective immediately, the Company's Amended and Restated By‑Laws (the “Restated By‑Laws”), pursuant to the authority granted by Article VIII of the Company's former bylaws (the “Old By‑Laws”). These amendments are the result of the Board's overall review of the Company's corporate governance documents, and are intended to generally update the Old By‑Laws. A copy of the Restated By‑Laws is filed as Exhibit 3.1 to this Current Report on Form 8‑K and is incorporated herein by reference. The Restated By‑Laws amend and restated the Old By‑Laws in their entirety.
The following briefly summarizes certain of the significant, material differences between the Old By‑Laws and the Restated By‑Laws:

•
The Restated By‑Laws implement standard provisions to govern the submission of stockholder proposals for the annual and special meetings, including stockholder proposals under Rule 14a‑8 of the Securities Exchange Act of 1934, as amended, reasonable advance notice periods and stockholder information requirements. (Article II, Sections 7, 13 and 14.) The Old By‑Laws did not previously contain such provisions.

•
The Restated By‑Laws provide a mechanism by which the Company can determine which stockholders are entitled to take corporate action by written consent by implementing a record date for stockholder action by written consent and a system for verifying the validity of such consents. (Article II, Sections 11 and 12.) The Old By‑Laws did not previously contain such a mechanism.

•
The Restated By‑Laws give the Chairman of the Board and the President the power to adjourn a meeting of the stockholders, from time to time, whether or not there is a quorum. (Article II, Section 8.) The Old By‑Laws provided that the stockholders may adjourn a meeting of the stockholders if no quorum existed.

•
The Restated By‑Laws provide that the Company, by resolution of the Board, may postpone or cancel a previously scheduled meeting of the stockholders upon public notice to the stockholders. (Article II, Section 8.) The Old By‑laws only permitted the stockholders to adjourn a meeting once called.

•
The Restated By‑Laws require director nominees to complete a written questionnaire covering, among other things, the background and qualifications of such persons, any pre-existing voting commitments, any related party agreements and the background of any other person or entity on whose behalf a nomination is being made. (Article II, Sections 14 and 15.) The Old By‑Laws did not previously contain such provisions.

•
The Restated By‑Laws provide “Emergency Bylaws” which provide for certain actions that can be taken by the Chairman of the Board or the President in the event of an emergency, in circumstances where it would be difficult or impossible to conduct Board action in accordance with the normal By‑Law provisions. Such emergency is intended to include events of extraordinary magnitude and may include the declaration of a civil defense emergency, war, enemy attack, other warlike acts, a catastrophic event, disaster or other similar emergency condition, which prevents the conduct and management of the affairs and business of the Company by the Board and officers in the ordinary course as contemplated by the By‑Laws. Any director, officer, employee of agent taking corporate action will be shielded from liability for conduct taken in good faith. (Article IX.) The Old By‑Laws did not previously contain such provisions.

•
The Restated By‑Laws update the provision on the location of the list of stockholders to provide that the list of stockholders may be provided for examination via an electronic network or during ordinary business hours at the principal place of business of the Company. (Article II, Section 4.) The Old By‑Laws only required the Company to provide the list at the location specified in the notice of the meeting or at the location of the meeting.

The summary description of the Restated By‑Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8‑K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Triumph Group, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2012		TRIUMPH GROUP, INC.

	By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary

TRIUMPH GROUP, INC.
CURRENT REPORT ON FORM 8-K
EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Triumph Group, Inc.